Exhibit 10.16

[***]	Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

PATENT LICENSE AGREEMENT — EXCLUSIVE

This Cover Page identifies the Parties to this Agreement:

The Frederick National Laboratory for Cancer Research, operated by Leidos Biomedical Research, Inc. under sponsorship from the National Cancer Institute (NCI)

(hereinafter referred to as “Leidos Biomedical”)

  and

THERAS, INC.

hereinafter referred to as the “Licensee”

having offices at 421 Kipling St, Palo Alto, Ca 94301,

created and operating under the laws of Delaware.

Tax ID No.:

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For the LBR internal use only:

License Number: [***]

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention):

Additional Remarks:

Public Benefit(s):

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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The Leidos Biomedical and the Licensee agree as follows:

1.	BACKGROUND

1.1

In the course of conducting research under a Cooperative Research and Development Agreement (CRADA) entered into with Licensee, the Leidos Biomedical investigators made inventions that may have commercial applicability and are of interest to Licensee.

1.2

By assignment of rights from Leidos Biomedical employees and other inventors, Leidos Biomedical owns (either solely or jointly) certain intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. Leidos Biomedical also owns any tangible embodiments of these inventions actually reduced to practice. The Government has certain rights in inventions.

1.3

Leidos Biomedical desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.4	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.3

“Combination Product” means a product that in a single formulation or in a single package or otherwise sold for a single price contains both a compound that is a Licensed Product, as defined herein, and one or more Combination Product Component(s), provided that (i) such Combination Product Component and such Licensed Product are capable of being sold (but may not be actually sold) either separately from such combined product, with or without other therapeutic products, by the Licensee or any Affiliate, or Sublicensee or the patent holder of the Combination Product Component and (ii) the market price of such combined product is higher than the market price for such Licensed Product (or what should have been if such Licensed Product is not Sold separately) as a result of such combined product containing or using such Combination Product Component.

2.4

“Combination Product Component” means a therapeutically active compound, a proprietary device (if applicable), or a proprietary formulation that is not a Licensed Product but is covered by the intellectual property rights owned or controlled by the Licensee, without which compound or device the Licensed Product would deliver less therapeutic effect (but no an excipient, coating, capsule or other non-proprietary delivery system or formulation) that is not a Licensed Product but that is included in a Combination Product. For the sake of clarity, a drug delivery device that is

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used for the delivery of drug products in general and is readily available for hospital, clinic and/or in-home use, such as a syringe, intravenous inject ports and the like, would not be deemed a proprietary device and therefore, would not be deemed a Combination Product Component. In addition, a proprietary formulation or proprietary device shall only include formulation or devices that are developed by or on behalf of Licensee or in-licensed, purchased or otherwise procured by the Licensee, its Affiliates and/or sublicensees from a third party for value.

2.5	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.6	“CRADA” means a Cooperative Research and Development Agreement.

2.7	“FDA” means the Food and Drug Administration.

2.8

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of the Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.9	“Government” means the Government of the United States of America.

2.10	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.11	“Licensed Patent Rights” shall mean:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, further provisional or nonprovisional applications filed within the Paris convention year of the patent applications listed in Appendix A and with claims to additional compounds or sub-genera that fall within the scope of the genus described in the provisional applications listed and/or claiming priority benefit of the provisional applications in Appendix A that are, as of the effective date of this agreement, still within their Paris convention year (the “Paris Convention Year Additional Claims”), all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.11(a):

(i)	continuations-in-part of 2.11(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.11(a); and

(v)	any reissues, reexaminations, and extensions of these patents;

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(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.11(a): all counterpart foreign and U.S. patent applications and patents to 2.11(a) and 2.11(b), including those listed in Appendix A; and

(d)

Licensed Patent Rights shall not include 2.11(b) or 2.11(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2119(a), except for the Paris Convention Year Additional Claims.

2.12

“Licensed Processes” means processes which, in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction

2.13

“Licensed Product(s)” means tangible materials which, in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.14	“Licensed Territory” means the geographical area identified in Appendix B.

2.15

“Net Sales” means the total gross receipts for Sales of Licensed Products for commercial use or provision of Licensed Processes as services for a fee by or on behalf of the Licensee or its sublicensees, less [***]. For the sake of clarity, Net Sales shall not include the [***].

2.16

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.17	“Sale” means the act of selling, leasing or otherwise transferring, providing or furnishing for use for any consideration.

3.	GRANT OF RIGHTS

3.1

Leidos Biomedical hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use. To the extent any Licensed Patents Rights is jointly owned by Leidos Biomedical and another entity (including Licensee), such exclusive license shall encompass only Leidos Biomedical’s interest in such jointly owned Licensed Patent Rights.

3.2

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the Leidos Biomedical other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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3.3

Notwithstanding the foregoing, the Parties acknowledge that, the inventions claimed in the Licensed Patent Rights are results of an ongoing research collaboration between Leidos Biomedical and Licensee, and Licensee has an option to any inventions resulting from such research collaboration. To that end, if and when Licensee exercises any such option, the Parties shall execute an amendment to this Agreement to include such optioned inventions as part of the license hereunder with additional consideration to be negotiated by the Parties that would include [***] without changing the rates and percentages for earned royalties and sublicensing royalties under this Agreement.

4.	SUBLICENSING

4.1

The Licensee shall have the right to grant sublicenses in multiple tiers to its Affiliates and third party sublicensees (in the event of third party sublicensees, by entering into sublicensing agreements under the Licensed Patent Rights), and all such sublicenses are consistent with the terms and conditions of this Agreement. For the purposes of this Agreement, a sublicensee shall include any person or entity (including any Affiliate) to which any of the license rights granted to the Licensee hereunder are granted a sublicense or an option to a sublicense, but not including any subcontractors or vendors provided that Licensee is responsible for performance of such subcontractors (or vendors) in compliance with this Agreement and that such subcontractors or vendors do not provide any cash or in-kind consideration to Licensee in exchange for Licensed Patent Rights.

4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to Leidos Biomedical of Paragraphs 5.1-5.4, 8.1, 10.1, 10.2, 12.5, and 13.8-13.10 of this Agreement shall be binding upon the sublicensee as if it were a party to the applicable provisions of this Agreement. The Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and Leidos Biomedical, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to Leidos Biomedical approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to Leidos Biomedical a complete copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of the agreement, provided that Licensee may redact portions of such sublicense agreement that is pertinent to technology other than the Licensed Patent Rights. Leidos Biomedical agrees to maintain each sublicense agreement in confidence.

5.	STATUTORY REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1

(a) Licensee agrees and Leidos Biomedical reserves on behalf of itself and the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Upon request, prior to the First Commercial Sale, the Licensee agrees to provide Leidos Biomedical with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for Leidos Biomedical’s internal research use; and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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(b)

in the event that the Licensed Patent Rights are Subject inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. §3710a(c)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the First Commercial Sale, the Licensee agrees to provide Leidos Biomedical with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for Leidos Biomedical’s internal research use.

5.2

The Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the Leidos Biomedical.

5.3

In exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, Leidos Biomedical, as a national laboratory and under the auspices and direction of the Government, pursuant to and to the extent required by 15 U.S.C. §3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

(i)	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §37l0a(c)(4)(B).

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay Leidos Biomedical a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay Leidos Biomedical a nonrefundable minimum annual royalty as set forth in Appendix C.

6.3	The Licensee agrees to pay Leidos Biomedical earned royalties as set forth in Appendix C.

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6.4	The Licensee agrees to pay Leidos Biomedical benchmark royalties as set forth in Appendix C.

6.5	The Licensee agrees to pay Leidos Biomedical sublicensing royalties as set forth in Appendix C.

6.6

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses,

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.7

On sales of the Licensed Products by the Licensee to sublicensees or on sales made in other than an arm’s-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arm’s-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.8

If applicable, in the event Leidos Biomedical is the Party responsible for the preparation, filing, prosecution and maintenance of any patent applications and patents included within the Licensed Patent Rights, Licensee will reimburse Leidos Biomedical of the expenses associated with the preparation, filing, prosecution, and maintenance of such patent applications and patents reasonably incurred and paid by Leidos Biomedical on or after the effective date of this Agreement.

6.9

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] written notice to Leidos Biomedical and owe no payment obligation for patent-related expenses paid in that country after [***] of the effective date of the written notice.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1

Except as otherwise provided in this Article 7, as between Leidos and Licensee, Licensee will be responsible for, and consult with, Leidos Biomedical in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

7.2

Licensee shall, on a regular basis, furnish copies of all patent filings under Licensed Patent Rights to Leidos Biomedical. In this event, the Licensee shall select registered patent attorneys or patent agents to provide these services on behalf of the Licensee and Leidos Biomedical. Leidos Biomedical shall provide appropriate powers of attorney and other documents necessary to undertake this action to the patent attorneys or patent agents providing these services. The Licensee and its attorneys or agents shall consult with Leidos Biomedical reasonably and as practicable in the preparation, filing, prosecution and maintenance of patent applications and

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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patents included within the Licensed Patent Rights and shall provide Leidos Biomedical with sufficient opportunity to comment on any patent filing or response to office action that the Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

7.3

In the event Licensee notifies Leidos Biomedical in writing that it decides to discontinue the prosecution or maintenance of certain Licensed Patent Rights, Leidos Biomedical may provide the Licensee with written notice that Leidos Biomedical wishes to assume control of the prosecution, and maintenance of such Licensed Patent Rights. If Leidos Biomedical elects to assume these responsibilities, the Licensee agrees to cooperate fully with Leidos Biomedical, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of the applicable Licensed Patent Rights and to provide Leidos Biomedical with complete copies of any and all documents or other materials necessary to undertake such responsibilities. The Licensee shall be responsible for all costs of Licensee and Licensee’s patent attorneys associated with transferring patent prosecution responsibilities to an attorney or agent of Leidos Biomedical’s choice.

7.4

Each party shall promptly inform the other as to all matters that come to its attention that may materially affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and, reasonably and as practicable, permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

8.	RECORD KEEPING

8.1

The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due to Leidos Biomedical. These records shall be retained for at least [***] years following a given reporting period and shall be available during normal business hours for inspection with at least [***] prior written notice, at the expense of Leidos Biomedical, by an accountant or other designated auditor selected by Leidos Biomedical for the sole purpose of verifying reports and royalty payments hereunder, provided that such inspection shall be no more frequent than once per calendar year. The accountant or auditor shall only disclose to Leidos Biomedical information relating to the accuracy of reports and royalty payments made under this Agreement, and all information learned by such accountant or auditor, and all information disclosed to Leidos Biomedical, shall be deemed Confidential Information of Licensee. If an inspection shows an underreporting or underpayment in excess of [***] percent ([***]%) for any twelve (12) month period, then the Licensee shall reimburse Leidos Biomedical for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All undisputed unreported royalty payments required under this Paragraph shall be due within [***] days of the date Leidos Biomedical provides to the Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS,

9.1

Prior to signing this Agreement, the Licensee has provided Leidos Biomedical with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for the Licensed Fields of Use within [***] after December 31 of each calendar year. These progress reports shall be in summary form and include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. Leidos Biomedical also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmark, the Licensee shall explain the reasons for these differences.

9.3

In the annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by Leidos Biomedical may not be denied unreasonably. The Licensee may amend the Benchmarks at any time upon written approval by Leidos Biomedical, which may not be unreasonably withheld. Leidos Biomedical shall not withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R. §404.3(d), or if the modification results from delays outside Licensee’s reasonable control, such as for safety, efficacy and regulatory issues. The Licensee shall amend the Commercial Development Plan and Benchmarks at the request of Leidos Biomedical to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

9.4

The Licensee shall report to Leidos Biomedical the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] of such occurrences.

9.5

The Licensee shall submit to Leidos Biomedical, within [***] days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth tor the preceding half-year period the amount of the Licensed Product* sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee skill submit payment of earned royalties due. If no earned royalties are due to Leidos Biomedical for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.13 to determine Net Sales made under Article 6 to determine royalties due. The royalty report shall also identify the site of manufacture for the Licensed Product(s) sold in the United States.

9.6

The Licensee agrees to incorporate information received by Licensee regarding the Sales by its sublicensees during the preceding half-year period to the extent pertinent to a royalty accounting to Leidos Biomedical by the Licensee for activities under the sublicense.

9.7

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to Leidos Biomedical at its address for Agreement Notices indicated on the Signature Page.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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9.8

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments. Leidos Biomedical shall be solely responsible for income tax imposed upon Leidos Biomedical as a result of payments it receives under this Agreement.

9.9

Additional royalties may be assessed by Leidos Biomedical on any payment that is more than [***] overdue at the rate of [***] percent ([***]%) per [***]. This [***] percent ([***]%) per [***] rate may be applied retroactively from the original due date until the date of receipt by the Leidos Biomedical of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent Leidos Biomedical from exercising any other rights it may have as a consequence of the lateness of any payment.

9.10

All plans and reports required by this Article 9 shall, to the extent permitted by law, be treated by Leidos Biomedical as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by Leidos Biomedical under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d),

10.	PERFORMANCE

10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.2

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use Its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

10.3

The Licensee agrees, after its First Commercial Sale, to make commercially reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs.

10.4

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to the extent permitted by applicable law, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1

Leidos Biomedical and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, the Licensee may:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that Leidos Biomedical shall have the first right to take such actions; and

(d)

if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify Leidos Biomedical in writing. If Leidos Biomedical does not notify the Licensee of its intent to pursue legal action within [***] days, the Licensee shall be free to initiate suit. Leidos Biomedical shall have a continuing right to join the suit. The Licensee shall take no action to compel Leidos Biomedical either to initiate or to join in any suit for patent infringement. In all cases, the Licensee agrees to keep Leidos Biomedical reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify Leidos Biomedical and give careful consideration to the views of Leidos Biomedical and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.3

In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; and

(c)

settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that Leidos Biomedical shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

(d)

if Leidos Biomedical does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so. If the Licensee elects not to defend against the declaratory judgment action, Leidos Biomedical, at its option, may do so at its own expense. In all cases, the Licensee agrees to keep Leidos Biomedical reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify Leidos Biomedical and give careful consideration to the views of Leidos Biomedical and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.4

In any action under Paragraphs 11.2 or 11.3 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee. The value of any recovery made by the Licensee through court judgment or settlement shall be treated as Net Sales and subject to earned royalties.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
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11.5

Leidos Biomedical shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2 or 11.3. Leidos Biomedical agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1

Leidos Biomedical offers no warranties, other than that those facts specified in Article 1 are accurate and that Leidos Biomedical has not, as of the Effective Date, granted any rights to any third party under the Licensed Patent Rights.

12.2

Leidos Biomedical does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3

LEIDOS BIOMEDICAL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	Leidos Biomedical does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.5

The Licensee shall indemnify and hold Leidos Biomedical, its employees, students, fellows, agents, and consultants, and that U.S. Government harmless from and against all third party liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights; or

(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice and with sufficient coverage to meet the requirements of this Paragraph 12.5.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within [***] days after the date of notice in writing of the default, Leidos Biomedical may terminate this Agreement by written notice and pursue outstanding royalties owed through other procedures, including but not limited to judicial collection.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 13 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 13 of 28] ●

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify Leidos Biomedical in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving Leidos Biomedical [***] days written notice to that effect,

13.5

Leidos Biomedical shall specifically have the right to terminate or modify (subject to Licensee’s agreement to such modification), at its option, this Agreement, using the process set forth in Section 13.2, if Leidos Biomedical determines that the Licensee;

(a)

is not using commercially reasonable efforts to execute the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve the Practical Application of the Licensed Products or the Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement.

13.6

In making the determination referenced in Paragraph 13.5, Leidos Biomedical shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9,2, Prior to invoking termination or modification of this Agreement under Paragraph 13.5, Leidos Biomedical shall give written notice to the Licensee providing the Licensee specific notice of, and a [***] day opportunity to respond to, Leidos Biomedical’s concerns as to the items referenced in 13.5(a)-13.5(g). If the Licensee fails to alleviate Leidos Biomedical’s concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to Leidos Biomedical’s satisfaction, Leidos Biomedical may terminate this Agreement.

13.7

When the public health and safety so require, and after written notice to the Licensee providing (he Licensee a [***] day opportunity to respond. Leidos Biomedical shall have the right to require the Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. Leidos Biomedical shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 14 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 14 of 28] ●

13.8

Within [***] days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to Leidos Biomedical shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with Leidos Biomedical pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to Leidos Biomedical or provide Leidos Biomedical with certification of the destruction thereof. The Licensee may not be granted additional Leidos Biomedical licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of Leidos Biomedical to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by Leidos Biomedical or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2

This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by the laws of the State of Maryland.

14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 15 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 15 of 28] ●

14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) except to the Licensee’s Affiliate(s) or successor-in-interest in connection with the sale of all or substantially all of Licensee’s stock or assets to which this Agreement pertains, in each case without the prior written consent of Leidos Biomedical. Additionally, Leidos Biomedical may assign this Agreement to the successor-in-interest to the FFRDC contracts with the NCI for the operation of the Frederick National Laboratory for Cancer Research. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the Leidos Biomedical approves a proposed assignment, the Licensee shall pay Leidos Biomedical, as an additional royalty, [***] percent ([***]%) of the fair market value of any consideration received for any assignment of this Agreement within [***] days of the assignment.

14.8

The Licensee agrees that if it uses any Leidos Biomedical supplied materials, Licensee will comply with all applicable statutes, regulations, and guidelines. The Licensee agrees not to use the materials provided by Leidos Biomedical for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying Leidos Biomedical, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to Leidos Biomedical of research involving human subjects or clinical trials outside of the United States shall be given no later than [***] days prior to commencement of the research or trials.

14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency. Leidos Biomedical neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to, to the extent required by applicable law, mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve Leidos Biomedical’s patent rights in those countries.

14.11

By entering into this Agreement, Leidos Biomedical does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by Leidos Biomedical, the U.S. Government, or any Leidos Biomedical or Government employee. Additionally, the Licensee shall not use the names of Leidos Biomedical, Frederick National Laboratory for Cancer Research or of any unit of the Government or any of their employees or agents in any advertising, promotional, or sales literature without the prior written approval of Leidos Biomedical.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 16 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 16 of 28] ●

14.12

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated Leidos Biomedical official, or designee. If not resolved, Licensee Licensee may exercise any judicial remedies that may be available.

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14

Any forma! recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the Leidos Biomedical.

14.15

Paragraphs 2, 4.3, 8.1, 9.5-9.8 (solely with respect to any Sales made by Licensee prior to the effective date of such termination or expiration), 12.1-12.5 (with respect to Section 12.5, solely with respect to actions occurring during the Term), 13.8, and 14 of this Agreement shall survive the expiration or termination of this Agreement.

14.16

The terms and conditions of this Agreement shall, at Leidos Biomedical’s sole option, be considered by Leidos Biomedical to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by Leidos Biomedical within sixty (60) days from the date of the Leidos Biomedical’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

CONFIDENTIAL

Patent License Agreement – Exclusive

Page 17 of 28 [Final] [Theras] [Friday, December 14, 2018]

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[Page 17 of 28] ●

SIGNATURE PAGE

For Leidos Biomedical Research, Inc.:

/s/ Ethan Dmitrovsky -S (Affiliate)	12.21.18
Name	Date
Title
Office

Mailing Address or E-mail Address for Agreement notices and reports:

IP/SA, P.O. Box B, Frederick, MD 21702

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:

/s/ Michael Henderson	December 17th 2018
Signature of Authorized Official	Date

Michael Henderson
Printed Name

SVP, Business Development & Operations
Title

I.	Official and Mailing Address for Agreement notices:

Eric Gomez
Name

VP of Business Development & Operations
Title

Mailing Address

75 Federal St. San Francisco. 94107

Email Address:	[***]

Phone:	[***]

Fax:	N/A

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 18 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 18 of 28] ●

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Tina Kraft
Name

Accounting
Title

Mailing Address

421 Kipling St

Palo Alto, CA 94301

Email Address:	accounting@theras.com

Phone:	650-391-9740

Fax:	650-989-1331

CONFIDENTIAL

Patent License Agreement – Exclusive

Page 19 of 28 [Final] [Theras] [Friday, December 14, 2018]

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[Page 19 of 28] ●

APPENDIX A – PATENT(S) OR PATENT APPLICATION(S)

Patent(s) Or Patent Application(s):

I.	[***]

II.	[***]

III.	[***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 20 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 20 of 28] ●

APPENDIX B – LICENSED FIELDS OF USE AND TERRITORY

I	Licensed Fields of Use:

(a)	Prophylactic, therapeutic and diagnostic use in humans and animals

II.	Licensed Territory: Worldwide

CONFIDENTIAL

Patent License Agreement – Exclusive

Page 21 of 28 [Final] [Theras] [Friday, December 14, 2018]

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APPENDIX C - ROYALTIES

Royalties:

I.

The Licensee agrees to pay to Leidos Biomedical a noncreditable, nonrefundable license issue royalty in the amount of One Hundred and Fifty Thousand dollars ($150,000) within sixty (60) days from the effective date of this Agreement.

II.	The Licensee agrees to pay to Leidos Biomedical a nonrefundable minimum annual royalty in the amount of [***] dollars ([***]) as follows:

(a)

The first minimum annual royalty is due within sixty (60) days of the effective date of this Agreement and may be prorated according to the fraction of the calendar year remaining between the effective date of this Agreement and the next subsequent January 1; and

(b)	Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.

The Licensee agrees to pay Leidos Biomedical earned royalties of [***] percent ([***]%) on Net Sales by or on behalf of the Licensee and its sublicensees. For a Combination Product, Net Sales shall be calculated as:

A/(A+B) x [Net Sales, calculated without regard to this formula, of the Combination Product],

Where:

(i)	“A” is the total average Net Sales price per unit of each Licensed Product contained within or used in the Combination Product when sold separately; and

(ii)

“B” is either (a) the total average Net Sales price per unit if the Combination Product Component is sold separately by Licensee, a Sublicensee, or Affiliate; or (b) the total average gross invoice price (specifically for the Combination Product Component and not for any services provided or research and development costs, etc.) less deductions per unit if the Combination Product Component is sold by a third party; of each Combination Product Component contained within or used in the Combination Product when sold separately. Provided however, that in no event shall Net Sales for a Combination Product be less than fifty percent (50%) of “A” (as defined in the calculation above).

a.

If either Licensed Product or the Combination Product Component is not sold separately, then A and/or B (as applicable) shall be calculated based on the gross invoice price less deductions for other products of the same or similar kind and quality, sold in similar quantities, currently being offered for Sale by Licensee or any Sublicensee. Where such similar products are not currently being offered for Sale by Licensee or Sublicensee, A and/or B (as applicable) shall be calculated based on the average gross selling price or published gross list price for sales to an unaffiliated third party in an arm’s length transaction, less deductions at which products of the same or similar kind and quality, sold in similar quantities, are then

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 22 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 22 of 28] ●

currently being offered for Sale by other manufacturers or other parties. Where such products are not currently sold or offered for Sale by Licensee or any Sublicensee, nor by any other manufacturer or other party, then A and/or B (as applicable) will be one hundred fifty percent (150%) of as relevant, Licensee’s or any Sublicensee’s cost of manufacture of the relevant Licensed Product or Combination Product Component, determined in accordance with generally accepted accounting principles (“GAAP”); and

b.	In such calculaton in no event shall Net Sales of a Licensed Product be disproportion ally discounted as compared to the Combination Product Component.

IV.	The Licensee agrees to pay Leidos Biomedical Benchmark royalties within [***] days of achieving each Benchmark, with each payment due only once under this Agreement:

For the first indication for first Licensed Product:

(a)	[***] upon [***];

(b)	[***] upon [***];

(c)	[***] upon [***];

(d)	[***] upon [***];

(e)	[***] upon [***]; and

(f)	[***] upon [***].

For the second indication for each Licensed Product:

(a)	[***] upon [***];

(b)	[***] upon [***];

(c)	[***] upon [***]; and

(d)	[***] upon [***].

For the avoidance of doubt, each of the Benchmark payments set forth in this Appendix C will be payable with respect to each Licensed Product and regardless of whether the applicable Benchmark event has been achieved by Licensee, Sublicensee, or any Affiliate, provided that if Licensee discontinues the development and/or commercialization of a particular Licensed Product and instead develops and/or commercializes another Licensed Product in place of such discontinued Licensed Product, then Licensee shall not be required to make any Benchmark payments for such second Licensed Product for any Benchmark events that have already triggered Licensee’s payment obligations for the discontinued Licensed Product for that particular indication. All Benchmark payments set forth in Appendix C are due within thirty (30) days of the occurrence. No benchmark payment will be due for any subsequent Licensed Product or subsequent indication(s) for the same Licensed Product.

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 23 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 23 of 28] ●

V.

The Licensee agrees to pay Leidos Biomedical additional sublicensing royalties of [***] Percent ([***]) on the fair market value of any consideration received for and attributable to the granting each third party sublicense within [***]) days of the execution of each sublicense if such sublicense is granted [***], [***] percent ([***]%) if such sublicense is granted [***], and [***] percent ([***]%) if such sublicense is granted [***]. Sublicensing revenues means amounts (including, without limitation, any licensing or optioning fees, or license maintenance fees, or milestone payments, and fair market value of any non-cash consideration), received by or payable to the Licensee from any sublicensee in consideration for the rights granted under a sublicense of the Licensee’s rights under this Agreement, provided that sublicensing revenues will not include amounts received by or payable to the Licensee that are reasonably and fairly attributable to any of the following to the extent that each is bona fide; (a) [***], (b) amounts received by the Licensee as [***] of the Licensee; (c) [***]; (d) [***], and (e) [***], and (f) [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 24 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 24 of 28] ●

APPENDIX D-BENCHMARKS AND PERFORMANCE

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify Leidos Biomedical that the Benchmark has been achieved.

I.	[***]

II.	[***]

III.	[***]

The above benchmarks shall be extended for regulatory and scientific reasons or other factors outside the reasonable control of Licensee. Licensee shall also have the right to extend any particular benchmark (and the subsequent benchmarks) by [***] by [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 25 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 25 of 28] ●

APPENDIX E - COMMERCIAL DEVELOPMENT PLAN

Theras will endeavor to achieve milestones as stated under Appendix D, and will [***], using commercially reasonable efforts to [***]. Ideally, Theras will identify and [***]. This is anticipated as [***]. Theras will initially seek approval in [***].

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 26 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 26 of 28] ●

APPENDIX F - EXAMPLE ROYALTY REPORT

Required royalty report information includes:

•	License reference number ([***])

)

•	Reporting period

•	Catalog number and units sold of each Licensed Product (domestic and foreign)

•	Gross Sales per catalog number per country

•	Total Gross Sales

•	Itemized deductions from Gross Sales

•	Total Net Sales

•	Earned Royalty Rate and associated calculations

•	Gross Earned Royalty

•	Adjustments for Minimum Annual Royalty (MAR) and other creditable payments made

•	Net Earned Royalty due

Example

Catalog Number	Product Name	Country	Units Sold	Gross Sales (US$)
1	A	US	[***]	[***]
1	A	UK	[***]	[***]
1	A	France	[***]	[***]
2	B	US	[***]	[***]
3	C	US	[***]	[***]
4	D	US	[***]	[***]
		Total Gross Sales		[***]
Less Deductions:
		Freight		[***]
		Returns		[***]
		Total Net Sales		[***]
		Royalty Rate		[***]
		Royalty Due		[***]
		Less Creditable Payments		[***]
		Net Royalty Due		0

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 27 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 27 of 28] ●

APPENDIX G - ROYALTY PAYMENT OPTIONS

New Payment Options Effective March 2018

The License Number MUST appear on payments, reports and correspondence.

License Number: [***]

To Mail Checks:

General Accounting

Leidos Biomedical Inc.

1050 Boyles Street

Frederick, Maryland 21702

For wires:

BANK: CITIBANK, N.A.

388 Greenwich St.

New York, NY 10013

FED ABA#: [***]

SWIFTCODE [***]

ACCOUNT NAME: Leidos Biomedical Research, Inc.

ACCOUNT #: [***]

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
CONFIDENTIAL Patent License Agreement – Exclusive Page 28 of 28 [Final] [Theras] [Friday, December 14, 2018] 1 [Page 28 of 28] ●